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                                                            Exhibit 11(a)



CONSENT OF INDEPENDENT ACCOUNTANTS





To the Board of Trustees of

Kobren Insight Funds:



Kobren Growth Fund

Kobren Moderate Growth Fund

Kobren Conservative Allocation Fund



We consent to the inclusion of our report dated February 18, 1998 on our audits of the financial statements and financial highlights of the above referenced funds, which report is included in the Annual Report to Shareholders for the period ended December 31, 1997, which is in turn incorporated by reference into the Statement of Additional Information with respect to the Post Effective Amendment to the Registration Statement on Form N-1A under the Securities Act of 1933 as amended. We further consent to the reference to our Firm under the captions "Financial Highlights" and "Additional Information" in the Prospectus and "Custodian, Counsel and Independent Accountants" in the Statement of Additional Information.






                                            /s/COOPERS & LYBRAND L.L.P.

Boston, Massachusetts

April 15, 1998

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                                         Washington, DCBoston, MALondon, UK*
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